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                                                                     EXHIBIT 5.1

                                December 30, 1999

Copart, Inc.
5500 E. Second Street
Benicia, CA    94510

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 30, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of your Common Stock reserved for issuance under the 1992 Stock Option Plan and 330,000 shares of your Common Stock reserved for issuance under the 1994 Employee Stock Purchase Plan (collectively, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issuance, sale, and payment of consideration for such shares to be issued under the Plans.

         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of such additional shares pursuant to the Plans and upon the completion of the proceedings in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, such additional shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid, and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendments thereto.

                                 Very truly yours,

                                 WILSON, SONSINI, GOODRICH & ROSATI
                                 Professional Corporation


                                 By: /s/ JOHN B. GOODRICH
                                    ---------------------------------
                                     John B. Goodrich, Member